Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is dated effective as of the 7th day of October, 2026.

BETWEEN:

FIRST FINANCE LTD., a corporation having an address at Suite 650 – 520 Newport Center Drive, Newport Beach, California, 92660-7041

(Email: ahromyk@firstfinance.com)

(the “Lender”)

AND:

CLEARONE INC., a corporation having an address at 7533 S Center View CT #5311, West Jordan, Utah, 84084

(Email: Simon.Brewer@clearone.com)

(the “Borrower”)

WHEREAS:

  The Lender advanced US$200,000 to the Borrower on October 7, 2026; and
  The Parties wish to set forth the terms and conditions applicable to the advance.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower (each, a “Party” and, together, the “Parties”) covenant and agree as set forth below:

1.          DEFINITIONS; INTERPRETATION

1.1          For the purpose of this Agreement, the following words and phrases will have meanings set forth below unless the Parties or the context otherwise require(s):

(a)“Agreement” means this Agreement as the same may be amended, modified, replaced or restated from time to time;

(b)“Borrower’s Indebtedness” means the Principal Amount and all other amounts, if any, payable by the Borrower to the Lender under this Agreement;

(c)“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of California or Nevada are authorized or required by law to close;

(d)“Loan” means the non-interest-bearing loan in the Principal Amount made by the Lender to the Borrower pursuant to this Agreement;

(e)“Principal Amount” means the amount of any advance made by the Lender to the Borrower under this Agreement; and

(f)“Repayment Date” means a date to be determined and agreed to in writing by the Lender and the Borrower for repayment of the Borrower’s Indebtedness.

2.          PRINCIPAL AMOUNT

2.1          The Parties acknowledge and agree that the Lender advanced the Principal Amount to the Borrower on October 7, 2026, and that the Principal Amount is outstanding as of the date of this Agreement.

2.2          The Loan is unsecured and does not bear interest.

1

3.          TERM AND PREPAYMENT

3.1          There is no fixed term or maturity date for the Loan. The Borrower will repay the Borrower’s Indebtedness in full on the Repayment Date.

3.2          The Borrower may prepay all or any portion of the Borrower’s Indebtedness at any time without notice, bonus or penalty.

3.3          Any payment due on a date that is not a Business Day will be made on the next succeeding Business Day.

4.          EVENT OF DEFAULT

4.1          Any of the following events shall, for the purposes of this Agreement constitute an “Event of Default”:

(a)the Borrower fails to pay the Borrower’s Indebtedness when due and does not cure that failure within five Business Days after written notice from the Lender;

(b)the Borrower makes an assignment for the benefit of creditors;

(c)the Borrower is liquidated, dissolved or wound up;

(d)a receiver is appointed over the Borrower or any material part of its assets; or

(e)bankruptcy or insolvency proceedings are instituted by or against the Borrower and, if instituted against the Borrower, are not dismissed or stayed within sixty (60) days.

4.2Upon an Event of Default, the Borrower’s Indebtedness will become immediately due and payable upon written demand by the Lender, except that upon an Event of Default under Sections 4.1(b) through 4.1(e), the Borrower’s Indebtedness will become automatically and immediately due and payable without further action by the Lender.

5.          REPRESENTATIONS AND WARRANTIES

5.1          The Borrower represents and warrants to the Lender as follows:

(a)it has been duly incorporated and is validly subsisting as a corporation or company under the laws of its jurisdiction of incorporation;

(b)it has the power, authority and right to enter into and deliver, and to exercise its rights and perform its obligations under, this Agreement and all other instruments and agreements delivered by it in connection with the Loan; and

(c)the execution, delivery and performance of this Agreement, and every other instrument or agreement delivered by it pursuant to this Agreement, has been duly authorized by all actions, if any, required on its part and by its shareholders and directors (or, where applicable, partners, members, unitholders, trustees or managers), and each of such documents has been duly executed and delivered and constitutes a valid and legally binding obligation of the Borrower enforceable against it in accordance with its terms, subject only to any limitation under applicable laws relating to bankruptcy, winding-up, insolvency, arrangement, other laws of general application affecting the enforcement of creditors’ rights and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

2

6.          WAIVER

6.1          The Lender may waive any breach by the Borrower of any of the provisions contained in this Agreement or any default by the Borrower in the observance or performance of any covenant or condition required to be observed or performed by the Borrower under the terms of this Agreement; but any waiver by the Lender of such breach or default, or any failure to take any action to enforce its rights under this Agreement, will not extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom.

7.          MISCELLANEOUS

7.1All notices, requests and demands hereunder, which may or are required to be given by or to a Party pursuant to any provision of this Agreement, shall be given or made in writing and shall be delivered by courier, prepaid registered mail or email to the address or email address of the Party as set out on the first page of this Agreement, or to such other address or email address as a Party may, from time to time, advise to the other Party by notice in writing. All notices, requests and demands hereunder shall be deemed to have been received, if delivered by courier or prepaid registered mail, on the day of delivery (regardless of whether such delivery is accepted), and if sent by email, on the next Business Day after the email was sent.

7.2Each Party will forthwith at all times, and from time to time, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, documents and assurances which, in the opinion of the other Party, acting reasonably, are necessary or advisable for the better accomplishing and effecting of the intent of this Agreement.

7.3Neither this Agreement nor any benefits hereunder may be transferred, assigned or otherwise disposed of by the Borrower without the prior written consent of the Lender, which consent may be arbitrarily withheld. This Agreement and the Lender’s interest and benefits hereunder may be transferred, assigned or otherwise disposed of by the Lender without the consent of the Borrower.

7.4          All references to “$” or “dollars” shall be deemed to be references to the lawful currency of the United States of America.

7.5No amendment, waiver or modification of, or agreement collateral to, this Agreement will be enforceable unless it is by a formal instrument in writing expressed to be a modification of this Agreement and executed in the same manner as this Agreement.

7.6The descriptive headings of the sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

7.7          This Agreement will be governed by and interpreted and enforced in accordance with the laws of the State of Nevada applicable therein, and the Parties attorn to the exclusive jurisdiction of the courts of the State of Nevada.

7.8          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

7.9          The Lender acknowledges that:

(a)this Agreement was prepared by Cozen O’Connor LLP as counsel for the Borrower;

(b)Cozen O’Connor LLP has received instructions from Borrower in respect of this Agreement and does not represent the Lender;

(c)the Lender has been requested to obtain their own independent legal advice;

(d)the Lender has been given adequate time to obtain independent legal advice;

(e)by signing this Agreement, the Lender confirms they fully understand this Agreement; and

(f)by signing this Agreement without first obtaining independent legal advice, the Lender waives their right to obtain legal advice.

7.10This Agreement may be executed by the Parties in counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement may be executed by delivery of executed signature pages by email or other form of electronic transmission and such transmission will be deemed to be an original and be effective for all purposes.

3

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their respective authorized signatories as of the date set forth on page one of this Agreement.

FIRST FINANCE INC.

Per:	/s/ Andrew Hromyk
Name: Andrew Hromyk
Title: President and Director

CLEARONE, INC.

Per:	/s/ Simon Brewer
Name: Simon Brewer
Title: Chief Financial Officer

4